Exhibit 10.9

Schedule to Stock Option Agreement Under Huttig Building Products, Inc.

2001 Stock Incentive Plan

Option Holder	Number Of Shares	Exercise Price	Date of Grant
Michael A. Lupo	400,000	$2.300 per share	April 28, 2003
Carl A. Liliequist	100,000	$2.980 per share	August 5, 2003
Thomas S. McHugh	40,000	$5.875 per share	January 29, 2002
Thomas S. McHugh	10,000	$7.230 per share	April 24, 2004
Hank J. Krey	25,000	$2.980 per share	August 5, 2003
Hank J. Krey	5,000	$7.230 per share	April 24, 2004
Richard A. Baltz	10,000	$2.980 per share	August 5, 2003
Richard A. Baltz	5,000	$7.230 per share	April 24, 2004
Darlene Schroeder	7,500	$7.230 per share	April 24, 2004